Exhibit 99.1



                   Certificate Furnished Under Section 906
                      Of the Sarbanes-Oxley Act of 2002

I, Douglas H. Yaeger, Chairman of the Board, President and Chief Executive Officer of The Laclede Group, Inc., hereby certify that

     (a) To the best of my knowledge, the accompanying report on Form 10-Q for the quarter ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

     (b) To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the quarter ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of The Laclede Group, Inc.


Date: January 29, 2003
     -------------------




                           /s/ Douglas H. Yaeger
                           ------------------------------------------

                           Douglas H. Yaeger
                           Chairman of the Board, President
                           and Chief Executive Officer